Media Contact: Mike Minnis
Public Relations Director
Phone: 540-946-7290 minnism@ntelos.com

Investor Contact: Wesley B. Wampler
Director of Investor Relations
Phone: 540-949-3447 wamplerwes@ntelos.com

NTELOS Announces Amended and Restated Resale

Agreement with Sprint Nextel

Company to Upgrade Wireless Network to EVDO

WAYNESBORO, VA – August 1, 2007 – NTELOS Holdings Corp. (NASDAQ: NTLS) today announced that the Company has entered into an amended and restated resale agreement with Sprint Nextel. Under the terms of the Agreement, NTELOS is committing to upgrade its wireless network to Evolution-Data Optimized Revision A (EVDO) in the territory included in the Agreement. The term of the Agreement is extended four years, to July 31, 2015.

NTELOS expects to issue second quarter 2007 financial results on August 1, 2007 and will host a conference call on August 2, 2007 at 10:00 A.M ET. On the call, NTELOS CEO, James S. Quarforth and CFO, Michael B. Moneymaker will discuss the Company’s financial results for second quarter 2007and the Sprint Nextel agreement, provide updated guidance and answer related investor questions.

For additional details related to the amended and restated Resale Agreement, please see the NTELOS Holdings Corp. Form 8-K filed with the SEC.

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About NTELOS

NTELOS Holdings Corp. is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Kentucky, Ohio, Tennessee, Maryland and North Carolina, including wireless phone service, local and long distance telephone services, and data services for internet access and wide area networking. Detailed information about NTELOS is available at www.ntelos.com.